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                                                                     Exhibit 2.1

                               AGREEMENT OF MERGER

            AGREEMENT OF MERGER (this "Merger Agreement"), dated as of July 31, 1998, between priceline.com Incorporated, a Delaware corporation (the "Corporation"), and priceline.com LLC, a Delaware limited liability company (the "LLC"). The Corporation and the LLC are hereinafter sometimes collectively referred to as the "Constituent Entities."

            WHEREAS, the Board of Directors of the Corporation has, by resolutions duly adopted, approved this Merger Agreement and the transactions contemplated hereby;

            WHEREAS, the sole stockholder of the Corporation has approved this Merger Agreement and the transactions contemplated hereby;

            WHEREAS, the managers of the LLC have approved this Merger Agreement and the transactions contemplated hereby;

            WHEREAS, the holder of a majority of the membership interests in the LLC has approved this Merger Agreement and the transactions contemplated hereby; and

            WHEREAS, the transactions contemplated by this Merger Agreement and the Stock Purchase Agreement, dated July 31, 1998, among the Company, General Atlantic Partners 48, L.P., a Delaware limited partnership and GAP Coinvestment Partners, L.P., a New York limited partnership, constitute part of a single integrated transaction and are pursuant to a single integrated plan intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code of 1986, as amended.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for the purpose of merging the LLC with and into the Corporation (the "Merger") and setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, the LLC and the Corporation hereby agree as follows:

      1. Merger. Upon the terms and subject to the conditions hereof and in accordance with Section 264 of the General Corporation Law of the State of Dela-

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ware and Section 18-209 of the Delaware Limited Liability Company Act, the LLC
shall be merged with and into the Corporation and the Corporation shall be, and is herein referred to as, the "Surviving Entity." The Merger shall become effective at the time and on the date of the filing of a Certificate of Merger under the applicable requirements of Delaware law, or such later time and date as may be set forth in the Certificate of Merger (the "Effective Time").

      2. Effect of Merger. At the Effective Time, the separate existence of the LLC shall cease and the LLC shall be merged with and into the Corporation. The consummation of the Merger will have the effects provided in Delaware law with respect to a merger of a domestic limited liability company into a domestic corporation.

      3. Certificate of Incorporation and By-Laws. The Certificate of Incorporation and the By-Laws of the Corporation shall be the Certificate of Incorporation and the By-Laws of the Surviving Entity.

      4. Directors and Officers.

            (a) The director of the Corporation at the Effective Time shall be the director of the Surviving Entity from and after the Effective Time until his respective successor or successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Corporation or as otherwise provided by law.

            (b) The officers of the LLC at the Effective Time shall be the officers of the Surviving Entity, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Corporation, or as otherwise provided by law.

      5. Further Assurances. From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of the LLC such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the LLC and otherwise to carry out the purposes of this Merger Agreement, and the officers of the Surviving Entity are


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fully authorized in the name and on behalf of the LLC or otherwise to take any and all such action to execute and deliver any and all such deeds and other instruments.

      6. Conversion of Units. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Each equity interest of the LLC ("Unit") issued and outstanding immediately prior to the Effective Time shall be converted into one duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.01 (the "Common Stock"), of the Surviving Entity.

            (b) All Units to be converted pursuant to Section 6(a) shall from and after the Effective Time no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of a Unit which immediately prior to the Effective Time represented an equity interest in the LLC shall cease to have any rights as a member of the LLC, except the right to receive shares of Common Stock in accordance with Section 6(a) for each Unit held by them.

      7. Conversion of Options. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (a) Each option or right to acquire Units issued by the LLC (each an "LLC Option") which is outstanding, unexpired and unexercised as of the Effective Time shall be converted into an option or right to acquire, as the case may be, a number of shares of Common Stock equal to the number of Units for which such LLC Option is then exercisable at an exercise price per share of Common Stock equal to the per Unit option exercise price then applicable to the LLC Option and otherwise subject to the same terms and conditions of the LLC Option as in effect immediately prior to the Effective Time, except that all references to the LLC in such LLC Option shall be deemed to be references to the Surviving Entity (each such option or right, a "Surviving Entity Option").

            (b) All LLC Options to be converted pursuant to Section 7(a) shall from and after the Effective Time no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each holder of an LLC Option which immediately prior to the Effective Time represented a right to acquire Units shall cease to have any rights as members of the LLC, except the right to receive Surviving Entity Options in accordance with Section 7(a) for each LLC Option held by them.


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      8. Cancellation of Shares. All shares of Common Stock, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

      9. Amendment and Modification. This Merger Agreement may be amended or modified at any time by the parties hereto, but only pursuant to an instrument in writing signed by the parties and only in accordance with applicable provisions of Delaware law.

      10. Entire Agreement; Assignment. This Merger Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

      11. Validity. The invalidity or unenforceability of any term or provision of this Merger Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions in any other situation or in any other jurisdiction.

      12. Governing Law. This Merger Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof.

      13. Descriptive Headings. The descriptive headings therein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Merger Agreement or in any way affect this Merger Agreement.

      14. Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the LLC and the Corporation have caused this
Merger Agreement to be signed by their respective duly authorized persons as of the date first above written.


                                        PRICELINE.COM LLC


                                        By:
                                           -------------------------------------
                                            Name: Paul E. Francis
                                            Title: Chief Financial Officer


                                        PRICELINE.COM INCORPORATED


                                        By:
                                           -------------------------------------
                                            Name: Paul E. Francis
                                            Title: Chief Financial Officer


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